Exhibit 10.82

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment made pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Amendment

20080122.003.A.001

Between

StarTek, Inc.

And

AT&T Mobility LLC

20080122.003.A.001

AMENDMENT NO. 1

AGREEMENT NO. 20080122.003.C

This Amendment, effective on the date when signed by the last Party (“Effective Date”), and amending Agreement No. 20080122.003.C (“Work Order”), is by and between StarTek, Inc., (“Supplier”), and AT&T Mobility LLC, (“AT&T”), each of which may be referred to in the singular as a “Party” or in the plural as the “Parties.”

WITNESSETH

WHEREAS, Supplier and AT&T entered into the Work Order on May 1, 2008; and

WHEREAS, the Work Order was entered pursuant to Agreement No. GAMSA-STAR081106-00; and

WHEREAS, Supplier and AT&T desire to amend the Work Order so that the terms of Agreement No. 20070105.006.C are controlling.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:

1.               The initial paragraph of the Work Order is deleted in its entirety and replaced with the following:

This Work Order 20080122.003.C is issued pursuant to the Contact Center Agreement No. 20070105.006.C (“Agreement”) between AT&T Services, Inc. (“AT&T Mobility” or “AT&T”) and StarTek Inc. (“Supplier”) and the Agreement is incorporated by reference herein.  Capitalized terms used in this Work not otherwise defined herein shall have the definitions specified in the Agreement.  If the Work Order conflicts with the terms and conditions of the Agreement, the terms and conditions of the Agreement shall control unless set forth in the “Special Considerations” section of this Work Order in which case the WO shall govern and control.

2.               The individuals listed in the table below will serve as primary contact for the Program.  Any changes will be done in accordance with Exhibit 5 of the Agreement.

AT&T Mobility Contacts	Supplier Contact(s)
Name: [*]	Name:[*]
Address: [*]	Address: [*]
Phone: [*]	Phone: [*]
Cell:[*]	Cell:[*]
E-mail: [*]	E-mail: [*]

3.               Section 6.1 is hereby deleted in its entirety and replaced with Section 6.1 which is incorporated into this Agreement by reference.

AT&T Mobility and Supplier have developed the standards set forth in this Work Order,

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

(hereinafter “Performance Standards”) to ensure the delivery of high quality, efficient customer service.  Effective upon signature of this Work Order by both parties (“Execution Date”), Performance Standard measurements for Sites existing on the Execution Date shall begin the month following the Execution Date, or for the Performance Standards related to First Call Resolution and Total Resolved, the next full or prorated per complete months remaining, as the case may be, calendar quarter.  Performance Standards for Sites opening after the Execution Date shall be applicable to Services performed from a particular Site/Program [*] after Site opening, or as outlined in the Performance Measurements attached hereto as Exhibit E.  Furthermore, anytime a particular Site/Program increases by more than [*] ([*]%) over a [*] period (measured by the [*]-Day Lock FTE), Performance Standards shall not apply with respect to such Site/Program until [*] after the incremental Site/Program staff has been in Production handling customer calls.  Before the application of any of the Performance Standards, the parties agree to meet and discuss in good faith changes to the Performance Standards set forth and the relevant AT&T Mobility invoice credits and Supplier earned debits or bonuses with respect to such Performance Standards based on performance prior to such Performance Standards taking effect. Performance Standards hereunder shall be measured by Program at each Site and shall exclude calls handled by the IVR and those calls subject to waivers as set forth herein this Work Order.  Any invoice credits owed or debits earned by Supplier shall only apply to the Services invoiced for the particular Site/Program subject to Section 1.1 herein for which it was measured and shall be assessed to Customer Service Experience (“CSE”) Program [*] in Production only.  Any invoice debits earned by Supplier will be used to offset AT&T Mobility invoice credits only, except for Section 6.3.3 Occupancy which may earn a true debit.  Notwithstanding the foregoing, Supplier may earn a Bonus subject to Sections 6.3.1 and 6.3.2.  AT&T Mobility invoice credits, Supplier earned debits to AT&T Mobility invoice credits, and bonuses will be calculated as set forth in Section 6.3 and shall be applied on a quarterly basis.

4.               Section 6.3.2 is hereby deleted in its entirety and replaced with Section 6.3.2 which is incorporated into this Agreement by reference.

Total Resolved (“TR):  will be measured quarterly by site by the Telegence and CARE Programs which shall be considered one (1) Program for the purposes of TR stack ranking and ranked against Like Sites’ national average, contingent upon a sample size of at least four hundred (400) per Site.    Sample sizes of less than four hundred (400) shall be excluded from the quarterly measurement.  TR shall be waived in the event Supplier’ results are within the top  [*] ([*]%) of stacked ranking measured by region, regardless if Supplier results fall within the [*] or [*] quartile when measured against the national average for overall Like Sites.

Example:

Assumptions:
Overall Like Sites national average results:	[*]	%
Results for [*] ([*]%) of Like Sites measured by region:	[*]	%
Supplier results:	[*]	%

Supplier results within the top [*] ([*]%) of the results measured by region.  TR Performance Standard and associated AT&T Mobility invoice credit is waived. AT&T Mobility invoice credits and Supplier earned offset debits will be applied at the end of the quarter, by Site/Program pursuant to Exhibit E. New sites will be measured [*] after the first call received in Production.

Converted sites (Sites subject to Conversion training as described in Exhibit B herein) will be measured [*] after the first call received in Production.  The AT&T Mobility invoice

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

credits and Supplier earned offset debits will be applied in the following fashion based on Total Resolved scores:

[*]% to [*]% of Like Sites	[*]%AT&T Mobility invoice credit
[*]% to [*]% of Like Sites	[*]% AT&T Mobility invoice credit
[*]% to [*]% of Like Sites	[*]% Supplier earned offset debit
[*]% to [*]% of Like Sites	[*]% Supplier earned offset debit

Not to exceed [*]% AT&T Mobility invoice credit.

A [*] ([*]%) bonus may apply on a per Site basis if the FCR and TR stretch targets are achieved in any quarter (“Bonus”).  The stretch target for Total Resolved is [*] ([*]%) or better.   The Bonus shall be calculated as follows:  1) The quarterly invoice credit(s) /debit(s) shall be calculated (“Offset Result”), then (2) the Bonus shall be applied to the Offset Result.

5.               Section 7 entitled Cap is hereby deleted in its entirety and replaced with Section 7 which is incorporated into this Agreement by reference.

The resulting Supplier earned debits and AT&T Mobility invoice credits for the applicable Performance Standard measurement set forth herein Section 6 will only be applied to the applicable Site’s Program [*] billed.  The total AT&T Mobility invoice credit for all Performance Standards in aggregate in any month cannot exceed a maximum of [*] ([*]%) per Site invoice.  The total invoice debits to AT&T Mobility’s invoice credit for all Performance Standards in aggregate in any month cannot exceed a maximum of a [*] ([*]%) per Site invoice.  Notwithstanding the foregoing, Supplier may earn an additional [*] ([*]%)  Bonus per quarter upon attainment of FCR and TR stretch targets.

6.               Exhibit B, Subsection (f) entitled Price is added to the Agreement and is incorporated by reference herein.

f.                 After Hours Rate applies to all hours outside of the normal AT&T Mobility hours of operation Monday through Saturday and to any hours on Sundays.

Original signature transmitted and received via facsimile or other electronic transmission of a scanned document, (e.g., .pdf or similar format) are true and valid signatures for all purposes hereunder and shall bind the parties to the same extent as that of an original signature.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute only one document.

The terms and conditions of the Work Order in all other respects remain unmodified and in full force and effect.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

IN WITNESS WHEREOF, the Parties have caused this Amendment to Agreement No. 20070105.006.C to be executed, as of the date the last Party signs.

StarTek, Inc.	AT&T Services, Inc., on behalf of AT&T Mobility LLC

By:	By:

Printed Name:	Printed Name:	Jewel Hornbuckle

Title:	Title:	Sr. Contract Manager

Date:	Date:

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.